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                                                                    EXHIBIT 99.1

                                   [AFC LOGO]

AFC ENTERPRISES PROVIDES ADDITIONAL INFORMATION REGARDING ONGOING AUDIT STATEMENT ISSUED REGARDING AUDIT COMMITTEE INVESTIGATION

ATLANTA, July 23 /PRNewswire-FirstCall/ -- AFC Enterprises, Inc. (Nasdaq:
AFCEE), the franchisor and operator of Popeyes(R) Chicken & Biscuits, Church's Chicken(TM) and Cinnabon(R), and the franchisor of Seattle's Best Coffee(R) in Hawaii, on military bases and internationally, today provided additional information concerning the ongoing audit of its financial statements for fiscal years 2000, 2001 and 2002 and the related restatements.

In response to inquiries of the Company relating to its July 15, 2003 press release, the Company confirms that the Audit Committee of the Board of Directors of AFC Enterprises, Inc. is engaged in an independent investigation into quarter-end adjustments to reserve, asset and accrual accounts on the books of the Company and certain related matters. The Audit Committee deemed it advisable to undertake the investigation after the Company's independent auditors, KPMG LLP, raised questions regarding certain quarter-end adjustments during the course of the ongoing audit of the Company's financial statements. The purpose of the ongoing investigation is to, among other things, determine whether the quarter-end adjustments were properly recorded, and, if not, the reasons for the inaccuracies. The Audit Committee has engaged an independent forensic accounting firm to assist the Audit Committee and its independent counsel in the investigation. As disclosed in the Company's July 15, 2003 press release, the Audit Committee expects to complete its investigation prior to the completion of the audit of the Company's financial statements.

AFC Corporate Profile

AFC Enterprises, Inc. is the franchisor and operator of 4,131 restaurants, bakeries and cafes as of May 18, 2003, prior to the sale of Seattle Coffee Company to Starbucks Corporation, in the United States, Puerto Rico and 32 foreign countries under the brand names Popeyes(R) Chicken & Biscuits, Church's Chicken(TM), Cinnabon(R) and the franchisor of Seattle's Best Coffee(R) in Hawaii, on military bases and internationally. AFC's primary objective is to be the world's Franchisor of Choice(R) by offering investment opportunities in highly recognizable brands and exceptional franchisee support systems and services. AFC Enterprises had system-wide sales of approximately $2.7 billion in 2002 and can be found on the World Wide Web at www.afce.com.

      Contact Information:
      Felise Glantz Kissell, Director IR & Finance
      (770) 353-3086

Forward-Looking Statement: Certain statements in this release, and other written or oral statements made by or on behalf of AFC or its brands are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the outcome of the ongoing audits, Audit Committee investigation and the restatement of the our financial statements, the potential delisting of our securities from the Nasdaq National Market, adverse effects of litigation or regulatory actions arising in connection with the restatement of our financial statements, the inability to attract and retain additional qualified management personnel, our ability to comply with covenants contained in our credit facility, the cost and availability of our principal food products, labor shortages or increased labor costs, our ability to franchise new units and expand our brands, our and our franchisees' ability to successfully operate existing units and open new units, changes in consumer preferences and demographic trends, competition, general economic, political and regulatory conditions and the risk factors detailed in our Annual Report on Form 10-K for the year ended December 30, 2001 and the other documents we file with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date they are made.